Filed in the Office of	Business Number C1211-1987
Barbara K. Cegavske	Filing Number 20201073063
Secretary of State State Of Nevada	Filed On 11/25/2020 11:10:00 AM
	Number of Pages 1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Registered Agent Acceptance/Statement of Change

(PURSUANT TO NRS 77.310, 77.340, 77.350, 77.380)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of represented entity: Novagant Corp. Entity or Nevada Business Identification Number (NVID): (for entities currently on file) NV19871017181
2. Registered Agent Acceptance:	☒ Registered Agent Acceptance
3. Information Being Changed:	Statement of Change takes the following effect: (select only one) ☒ Appoints New Agent (complete section 5) ☒ Update Represented Entity Acting as Registered Agent (complete sections 5) ☒ Update Registered Agent Name (complete sections 4 & 5) ☒ Update Registered Agent Address (complete sections 4 & 5)
4. Registered Agent Information Before the Change: (Non-commercial registered agents **ONLY**)	NEVADA DISCOUNT REGISTERED AGENT, INC. Name of Registered Agent **OR** Title of Office or Position with Entity 831 LACA ST (Street Address) / DAYTON (City) / Nevada / 89403 (Zip Code) Mailing Address (if different from street address) / City / Nevada / Zip Code
5. Newly Appointed Registered Agent or Registered Agent Information After the Change:	☒ Commercial Registered Agent:(name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or Position with Entity (title or position and address below) Northwest Registered Agent LLC Name of Registered Agent **OR** Title of Office or Position within Entity 522 W Riverside Ave. Suite N (Street Address) / Spokane (City) / Nevada / 99201 (Zip Code) Mailing Address (if different from street address) / City / Nevada / Zip Code
6. Electronic Notification: (Optional)	Email address for electronic notifications for "Non-Commercial" or "Office or Positions with Entity" registered agents only:
7. Certificate of Acceptance of Appointment of Registered Agent: (Required)	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] 11/27/2020 **Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity** Date
8. Signature of Represented Entity: (Required)	X [signature] 11/27/2020 **Authorized Signature On Behalf of the Entity** Date

FEE: $60.00

This form must be accompanied by appropriate fees.

Page 1 of 1
Revised: 1/1/2019

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number C1211-1987
Barbara K. Cegavske	Filing Number 20200988522
Secretary of State	Filed On 10/19/2020 23:57:59 PM
State Of Nevada	Number of Pages 2

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - **DO NOT HIGHLIGHT**

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.
3. Indicate the number of authorized shares and par value, if any of each class or series after the change.
4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.
5. Indicate provisions, if any, regarding fractional shares that are affected by the change.
6. NRS required statement.
7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.
8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: **NOVAGANT CORP.** Entity or Nevada Business Identification Number (NVID): NV19871017181
2. Current Authorized Shares:	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: **400,000,000 Common shares 200,000 Preferred A 500,000 Preferred B**
3. Authorized Shares After Change:	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: **150,000,000 Common shares 200,000 Preferred A Shares 500,000 Preferred B Shares**
4. Issuance:	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
5. Provisions:	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
6. Provisions:	The required approval of the stockholders has been obtained.
7. Effective Date and time: (Optional)	Date: **10/20/2020** Time: **09:49 AM** (must not be later than 90 days after the certificate is filed)
8. Signature: (Required)	X Alexander M. Woods-Leo — Signature of Officer; Officer — Title; 10/19/2020 — Date

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.

Page 1 of 2
Revised: 1/1/2019

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

X Alexander M. Woods-Leo	Officer	10/19/2020
Signature of Officer	Title	Date
X Alexander M. Woods-Leo	Officer	10/19/2020
Signature of Officer	Title	Date

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.

Page 2 of 2
Revised: 1/1/2019

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number C1211-1987
Barbara K. Cegavske	Filing Number 20200988507
Secretary of State	Filed On 10/19/2020 23:38:54 PM
State Of Nevada	Number of Pages 6

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ **Certificate of Designation**

☑ **Certificate of Amendment to Designation - Before Issuance of Class or Series**

☐ **Certificate of Amendment to Designation - After Issuance of Class or Series**

☐ **Certificate of Withdrawal of Certificate of Designation**

TYPE OR PRINT - USE DARK INK ONLY - **DO NOT HIGHLIGHT**

1. Entity information:	Name of entity: **NOVAGANT CORP.** Entity or Nevada Business Identification Number (NVID): NV19871017181
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: 10/20/2020 Time: 07:33 AM (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing: **Series B Preferred Stock**
5. Amendment of class or series of stock:	☑ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6.Resolution: (Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X Alexander M. Woods-Leo Signature of Officer Date: 10/19/2020

This form must be accompanied by appropriate fees.

page1 of 2
Revised: 1/1/2019

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

- ☐ Certificate of Designation
- ☑ Certificate of Amendment to Designation - Before Issuance of Class or Series
- ☐ Certificate of Amendment to Designation - After Issuance of Class or Series
- ☐ Certificate of Withdrawal of Certificate of Designation

X Alexander M. Woods-Leo
Signature of Officer
Date: 10/19/2020

X Alexander M. Woods-Leo
Signature of Officer
Date: 10/19/2020

This form must be accompanied by appropriate fees.

page2 of 2
Revised: 1/1/2019

CERTIFICATE OF DESIGNATION

OF THE

SERIES A NON-CONVERTIBLE PREFERRED STOCK

OF

NOVAGANT CORP.

(A NEVADA CORPORATION)

Pursuant to the Nevada Revised Statutes and the bylaws of Novagant Corp., a corporation organized and existing under the laws of the state of Nevada (the “Corporation”), the Corporation does hereby submit the following:

WHEREAS, the Articles of Incorporation of the Corporation (the “Articles of Incorporation”) authorizes the issuance of up to 20 million (20,000,000) shares of preferred stock, par value $0.0001 per share, of the Corporation (“Preferred Stock”) in one or more series, and expressly authorizes the Board of Directors of the Corporation (the “Board”), subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series; and

WHEREAS, it is the desire of the Board to establish a new series of Preferred Stock to be designated “Series B Non-Convertible Preferred Stock” consisting of 500,000 shares and having the rights, preferences and limitations set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Board does hereby establish a series of Preferred Stock designated as “Series B Non-Convertible Preferred Stock” and does hereby in this Certificate of Designation (the “Certificate of Designation”) establish and fix and herein state and express the designation, rights, preferences, powers, restrictions and limitations of such series of Preferred Stock as follows:

1.Designation and Amount.

This series of Preferred Stock shall be designated “Series B Non-Convertible Preferred Stock” and the authorized number of shares constituting such series shall be Five hundred Thousand (500,000). The par value of the Series B Non-Convertible Preferred Stock shall be $0.0001 per share. Shares of the Series B Non- Convertible Preferred Stock shall have a stated value of $0.0001 per share (the “Stated Value”).

2.Dividends.

The holders of shares of Series A Non-Convertible Preferred Stock shall not be entitled to receive any dividends.

3.Preferences on Liquidation.

Subject to the provisions of Section 6(a) below, in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of the Series B Non-Convertible Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, an amount equal to the State Value per share.

4.Voting Rights.

Except as otherwise required by law or by the Articles of Incorporation and except as set forth in Section 6(b) below, the outstanding shares of Series B Non-Convertible Preferred Stock shall vote together with the shares of Common Stock and other voting securities of the Corporation as a single class and, regardless of the number of shares of Series A Non-Convertible Preferred Stock outstanding and as long as at least one of such shares of Series A Non-Convertible Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Corporation or action by written consent of shareholders. Each outstanding share of the Series B Non-Convertible Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series B Non-Convertible Preferred Stock.

5.Negative Covenants.

The Corporation will not, by amendment of the Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Articles of Incorporation and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series B Non-Convertible Preferred Stock against impairment.

6.Ranking; Changes Affecting Series.

(a)The Series B Non-Convertible Preferred Stock shall, with respect to distribution rights on liquidation, winding up and dissolution, (i) rank senior to any of the shares of Common Stock of the Corporation, and any other class or series of stock of the Corporation which by its terms shall rank junior to the Series B Non- Convertible Preferred Stock, (ii) rank pari passu with respect to any outstanding shares of Series B Convertible Preferred Stock and (iii) rank junior to any other series or class of preferred stock of the Corporation and any other class or series of stock of the Corporation which by its term shall rank senior to the Series B Non-Convertible Preferred Stock.

(b)So long as any shares of Series B Non-Convertible Preferred Stock are outstanding, the Corporation shall not (i) alter or change any of the powers, preferences, privileges or rights of the Series B Non-Convertible Preferred Stock, or (ii) amend the provisions of this Section 6; in each case, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the outstanding shares of Series B Non-Convertible Preferred Stock, as to changes affecting the Series B Non-Convertible Preferred Stock.

7.No Redemption.

The shares of the Series B Non-Convertible Preferred Stock are not redeemable.

2

8.Protection Provisions.

So long as any shares of Series B Non-Convertible Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the Nevada Business Corporation Act) of the Holders of at least a majority of the then outstanding shares of Series B Non-Convertible Preferred Stock:

(a)alter or change the rights, preferences or privileges of the Series B Non-Convertible Preferred Stock;

(b)alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series B Non-Convertible Preferred Stock;

(c)create any new class or series of capital stock having a preference over the Series B Non-Convertible Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined, “Senior Securities”);

(d)create any new class or series of capital stock ranking pari passu with the Series B Non-Convertible Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined, “Pari Passu Securities”);

(e)increase the authorized number of shares of Series B Non-Convertible Preferred Stock;

(f)issue any shares of Series B Non-Convertible Preferred Stock other than pursuant to the Securities Purchase Agreement with the original parties thereto;

(g)issue any additional shares of Senior Securities; or

(h)redeem, or declare or pay any cash dividend or distribution on, any Junior Securities.

If holders of at least a majority of the then outstanding shares of Series B Non-Convertible Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series B Non- Convertible Preferred Stock pursuant to subsection (a) above, then the Corporation shall deliver notice of such approved change to the Holders of the Series B Non-Convertible Preferred Stock that did not agree to such alteration or change (the “Dissenting Holders”).

9.Merger, Consolidation, Etc.

(a)If at any time or from time to time there shall be (i) a merger, or consolidation of the Corporation with or into another corporation, (ii) the sale of all or substantially all of the Corporation’s capital stock or assets to any other person, (iii) any other form of business combination or reorganization in which the Corporation shall not be the continuing or surviving entity of such business combination or reorganization, or (iv) any transaction or series of transactions by the Corporation in which in excess of 50 percent (50%) of the Corporation’s voting power is transferred (each, a “Reorganization”), then as a part of such Reorganization, provision shall be made so that the holders of the Series A Non-Convertible Preferred Stock shall thereafter be entitled to receive the same kind and amount of stock or other securities or property (including cash) of the Corporation, or of the successor corporation resulting from such Reorganization.

(b)The provisions of this Section 9 are in addition to and not in lieu of the provisions of Section 2 hereof.

3

10.No Impairment.

The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designation and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Non-Convertible Preferred Stock against impairment.

11.Lost or Stolen Certificates.

Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Corporation, or (iii) in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date.

***

4

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number C1211-1987
Barbara K. Cegavske	Filing Number 20190344662
Secretary of State	Filed On 12/11/2019 06:36:47 AM
State Of Nevada	Number of Pages 4

Certificate of Reinstatement/Revival

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A and 89

☑ Reinstatement ☐ Revival

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: NOVAGANT CORP. Entity or Nevada Business Identification Number (NVID): NV19871017181
2. Registered Agent for Service of Process: (check only one box) **2a. Certificate of Acceptance of Appointment of Registered Agent:** (Include "Registered Agent Acceptance/ Statement of Change" form if needed for signature)	☑ Commercial Registered Agent (name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or position with Entity (title and address below) NEVADA DISCOUNT REGISTERED AGENT, INC. Name of Registered Agent **OR** Title of Office or Position with Entity 831 LACA ST (Street Address), Dayton (City), Nevada, 89403 (Zip Code) PO BOX 100 (Mailing Address (If different from street address)), Carson City (City), Nevada, 89702 (Zip Code) *I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.* X ______ Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date
3. Date When Revival is to Commence:	Date when revival of charter is to commence or be effective, which may be before the date of the certificate:
4. Duration of Revival: (A date is required for entities under NRS 88)	Indicate whether or not the revival is to be perpetual, and, if not perpetual, the time for which the revival is to continue. Limited Partnership under NRS 88 must indicate a date. The corporation's existence shall be: PERPETUAL or

5.Current List :

Reinstatements: List of Officers, Managers, Managing Members, General Partners, Managing Partners, Trustee or Subscribers

Revivals: List of Officers, Managers, Managing Members, General Partners, Managing Partners or Trustee

Officer	Title	Name	Country	Address	City	State	Zip/Postal Code
CORPORATION, INDICATE THE PRESIDENT, OR EQUIVALENT OF:	PRESIDENT	Douglas DiSanti	USA	99 Wall Street #542	New York	NY	10005
CORPORATION, INDICATE THE TREASURER, OR EQUIVALENT OF:	TREASURER	Douglas DiSanti	USA	99 Wall Street #542	New York	NY	10005
CORPORATION, INDICATE THE SECRETARY, OR EQUIVALENT OF:	SECRETARY	Douglas DiSanti	USA	99 Wall Street #542	New York	NY	10005

This form must be accompanied by appropriate fees.

page1 of 4
Revised: 1/1/2019

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Certificate of Reinstatement/Revival

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A and 89

☑ Reinstatement ☐ Revival

CORPORATION, INDICATE THE DIRECTOR, OR EQUIVALENT OF: Title: DIRECTOR

Douglas DiSanti			USA
Name			Country
99 Wall Street #542	New York	NY	10005
Address	City	State	Zip/Postal Code

This form must be accompanied by appropriate fees.

page2 of 4
Revised: 1/1/2019

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Certificate of Reinstatement/Revival

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A and 89

☑ Reinstatement ☐ Revival

6. Statement of Fact: (Revivals only, select one. Entities under NRS 84 cannot revive)	☐ Revival pursuant to 78.730 or 81.010: (check one) The undersigned declare that the corporation desires to revive its corporate charter and is, or has been, organized and carrying on the business authorized by its existing or original charter and amendments thereto, and desires to continue through revival its existence pursuant to and subject to the provisions of Chapters 78 and/or 81. ☐ The undersigned declare that they have obtained written consent of the stockholders of the corporation holding at least a majority of the voting power and that this consent was secured; furthermore, that they are the person(s) designated or appointed by the stockholders of the corporation to revive the corporation. ☐ The undersigned declare that they are the person(s) who have been designated by a majority of the directors in office to sign this certificate and that no stock has been issued. Membership approval not required under NRS 81.010(2).
	☐ Revival pursuant to 80: The undersigned declare that the corporation desires to revive its qualification to do business and is, or has been, organized and carrying on the business authorized by its existing or original qualification and amendments thereto, and desires to continue through revival its existence pursuant to and subject to the provisions of Chapter 80. ☐ The undersigned declare that they have obtained written consent of the stockholders of the corporation holding at least a majority of the voting power and that this consent was secured; furthermore, that they are the person(s) designated or appointed by the stockholders of the corporation to revive the qualification. ☐ The undersigned declare that they are the person(s) who have been designated by a majority of the directors in office to sign this certificate and that no stock has been issued.
	☐ Revival pursuant to 82: The undersigned declare that the corporation desires to revive its corporate charter and is, or has been, organized and carrying on the business authorized by its existing or original charter and amendments thereto, and desires to continue through revival its existence pursuant to and subject to the provisions of Chapters 81 and 82. This certificate must be executed by the President or Vice President **AND** Secretary or Assistant Secretary. The undersigned declare that the execution and filing of this certificate has been approved unanimously by the last-appointed surviving directors of the corporation and the unanimous consent has been secured:

This form must be accompanied by appropriate fees.

page3 of 4
Revised: 1/1/2019

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Certificate of Reinstatement/Revival

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A and 89

☑ Reinstatement ☐ Revival

6. Statement of Fact: (Revivals only, select one. Entities under NRS 84 cannot revive)

☐ Revival pursuant to 86.580:

The undersigned declare that the limited-liability company desires to revive its charter and is, or has been, organized and carrying on the business authorized by its existing or original charter and amendments thereto, and desires to continue through revival its existence pursuant to and subject to the provisions of Chapter 86.

The undersigned declares that he has been designated or appointed by the members to sign this certificate. Furthermore, the execution and filing of this certificate has been approved and secured by the written consent of a majority of the members.

☐ Revival pursuant to 86:

The undersigned declare that the foreign limited-liability company desires to revive its registration and is, or has been, organized and carrying on the business authorized by its existing or original registration and amendments thereto, and desires to continue through revival its existence pursuant to and subject to the provisions of NRS 86.5467.

The undersigned declares that he/she has obtained approval by written consent of the majority in interest and that this consent was secured.

☐ Revival pursuant to 87, 87A, 88 or 88A:

The undersigned declare that the limited partnership, limited-liability partnership, limited-liability limited partnership or business trust desires to revive its certificate and is, or has been, organized and carrying on the business authorized by its existing or original certificate and amendments thereto, and desires to continue through revival its existence pursuant to and subject to the provisions of Chapter 87, 87A, 88 or 88A

The undersigned declares that he/she has been designated or appointed by the general partners, managing partners or trustees to sign this certificate. Furthermore, the execution and filing of this certificate has been approved and secured by the written consent of the general partners or managing partners holding at least a majority of the voting powers.

☐ Revival pursuant to 89:

The undersigned declare that the professional association desires to revive its articles of association and is, or has been, organized and carrying on the business authorized by its existing or original articles of association and amendments thereto, and desires to continue through revival its existence pursuant to and subject to the provisions of Chapter 89.

The undersigned declares that he/she has been designated or appointed by the members to sign this certificate. Furthermore, the execution and filing of this certificate has been approved and secured by the written consent of the holders of a membership interest in the professional association holding at least a majority of voting power.

7. Signatures: (Required)

I declare under the penalty of perjury that the reinstatement/revival has been authorized by a court of competent jurisdiction or by the duly selected manager or managers of the entity or if the entity has no managers, its managing members.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X Douglas DiSanti
Signature of Officer, Manager, Managing Member, General Partner, Managing Partner, Trustee, or Authorized Signer

President
Title

12/11/2019
Date

FORM WILL BE RETURNED IF UNSIGNED.

This form must be accompanied by appropriate fees.

page4 of 4
Revised: 1/1/2019

From: 949 551 4982 Page: 2/5 Received by: NV Secretary of State Date: 11/25/2013 11:20:38 PM

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the Office of	Business Number C1211-1987
[signature]	Filing Number 20130773052-80
Secretary of State	Filed On 11/26/2013
State Of Nevada	Number of Pages 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

PETROGULF, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Article I has been changed. The new name of the corporation is:

NOVAGANT CORP.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 54.2%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature] 11/23/2013

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 8-31-11

See attached Attachment